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                                                                EXHIBIT 23.3




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 9, 1994 on the Consolidated Financial Statements of Southland Environmental Services, Inc., and Subsidiaries included in Republic Waste Industries, Inc.'s Form 8-K dated September 7, 1995 and to all references to our Firm included in this registration statement.






                                /s/ Grenadier, Appleby, Collins & Company
                                ----------------------------------------------
                                Grenadier, Appleby, Collins & Company








Jacksonville, Florida
September 18, 1995